CREDIT SUISSE FIRST BOSTON                           Exhibit 20           Page 1

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1998 through May 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                        $110,005,944.94
(B) Class A Noteholders' Percentage                                                                           67.00%
(C) Original Class A Note Balance                                                                    $73,703,000.00
(D) Class A Note Rate                                                                                          6.35%
(E) Class B Noteholders' Percentage                                                                           17.00%
(F) Original Class B Note Balance                                                                    $18,701,000.00
(G) Class B Note Rate                                                                                          6.65%
(H) Class C Noteholders' Percentage                                                                           10.00%
(I) Original Class C Note Balance                                                                    $11,000,000.00
(J) Class C Note Rate                                                                                          7.20%
(K) Class D Certificateholders' Percentage                                                                     6.00%
(L) Original Class D Certificate Balance                                                              $6,601,944.94
(M) Class D Certificate Rate                                                                                   0.00%
(N) Servicing Fee Rate                                                                                         3.50%
(O) Original Weighted Average Coupon (WAC)                                                                    20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                            54.68 months
(Q) Number of Contracts                                                                                       9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                            5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                            2,200,118.90
    (iii) Initial Deposit                                                                              1,650,089.17

(S) Noteholders' Percentage                                                                                   94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                        Total Trust
------------------------------------------------                                                        -----------

(A) Total Portfolio Outstanding                                                                      $72,057,819.88
(B) Total Portfolio Pool Factor                                                                           0.6550357
(C) Class A Note Balance                                                                             $47,952,834.67
(D) Class A Principal Factor                                                                              0.6506226
(E) Class A Interest Carryover Shortfall                                                                       0.00
(F) Class A Principal Carryover Shortfall                                                                      0.00
(G) Class B Note Balance                                                                             $12,167,292.51
(H) Class B Principal Factor                                                                              0.6506226
(I) Class B Interest Carryover Shortfall                                                                       0.00
(J) Class B Principal Carryover Shortfall                                                                      0.00
(K) Class C Note Balance                                                                              $7,156,848.18
(L) Class C Principal Factor                                                                              0.6506226
(M) Class C Interest Carryover Shortfall                                                                       0.00
(N) Class C Principal Carryover Shortfall                                                                      0.00
(O) Class D Certificate Balance                                                                       $4,780,844.50
(P) Reserve Account Balance                                                                            3,676,405.57
(Q) Payahead Account Balance                                                                             128,576.91
(R) Aggregate Subordinated Servicing Fees to Date                                                      2,554,315.37
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                        0.00
(T) Cumulative Net Losses for All Prior Periods                                                        9,960,796.40
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                      19.97%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                              44.30 months
(W) Number of Contracts                                                                                       6,923

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                 $1,787,231.93
    (ii)  Interest Payments Received                                                                   1,083,544.38
    (iii) Repurchased Loan Principal                                                                           0.00
    (iv)  Repurchased Loan Interest                                                                            0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                 3,712.16
(C) Amount Applied From Payahead Account                                                                       0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                      19.96%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                          43.37 months
(F) Remaining Number of Contracts                                                                             6,753
(G) Delinquent Contracts
                                                                          Contracts                        Amount
                                                                          ---------                        ------

    (i)   30-59 Days Delinquent                                           235          3.48%          $2,416,957.62            3.49%
    (ii)  60-89 Days Delinquent                                             1          0.01%              20,045.39            0.03%
    (iii) 90 Days or More Delinquent                                        0          0.00%                   0.00            0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                          $487,148.23
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                             $977,136.84
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                 367,524.04
    (iii) Recoveries on Previously Liquidated Contracts                                                  122,464.57
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                          129


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                             Vice-President                 06/10/98
/s/ Thomas R. Blend
-------------------------------------------                 ----------------
Signature                    Title                          Date

CREDIT SUISSE FIRST BOSTON                      Exhibit 20                Page 2

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1998 through May 31, 1998

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                                       $1,787,231.93
(B) Interest Payments Received (C(A)ii)                                                                        1,083,544.38
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                     489,988.61
(D) Principal on Repurchased Contracts (C(A)iii)                                                                       0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                         0.00
                                                                                                             --------------

(F) Total Collections (A+B+C+D+E)                                                                             $3,360,764.92

                                                                                                             --------------

(G) Total Available Amount (F)                                                                                $3,360,764.92

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                                       $1,787,231.93
(B) Principal on Repurchased Contracts (C(A)iii)                                                                       0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                    977,136.84
                                                                                                             --------------
(D) Principal Distribution Amount (A+B+C)                                                                     $2,764,368.77


(E) Current Servicing Fee Due                                                                                   $210,168.64
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                              0.00
                                                                                                             --------------
(G) Total Servicing Fees Payable                                                                                 210,168.64
(H) Servicing Fees Paid from Collection Account                                                                  210,168.64
(I) Reserve Account Draw for Servicing Fees Payable                                                                    0.00
(J) Servicing Fee Shortfall                                                                                            0.00
(K) Current Subordinated Servicing Fee                                                                                 0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                           2,554,315.37

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                         $253,750.42
    (ii)   Class A Interest Distributable Amount                                                                 253,750.42
    (iii)   Class A Monthly Principal Distributable Amount                                                     1,852,130.82
    (iv)   Class A Principal Distributable Amount                                                              1,852,130.82
                                                                                                             --------------

    (v) Total Distributable Amount (i+ii)                                                                     $2,105,881.24
    (vi) Class A Interest Paid from Collection Account                                                           253,750.42
    (vii) Reserve Account Draw for Class A Interest Payable                                                           $0.00
    (viii) Class A Interest Carryover Shortfall                                                                       $0.00
    (ix) Class A Principal Paid from Collection Account                                                        1,852,130.82
    (x) Reserve Account Draw for Class A Principal Payable                                                             0.00
    (xi) Class A Principal Carryover Shortfall                                                                         0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                          $67,427.08
    (ii)   Class B Interest Distributable Amount                                                                  67,427.08
    (iii)   Class B Monthly Principal Distributable Amount                                                       469,949.64
    (iv)   Class B Principal Distributable Amount                                                                469,949.64
                                                                                                             --------------

    (v) Total Distributable Amount (i+ii)                                                                       $537,376.72
    (vi) Class B Interest Paid from Collection Account                                                            67,427.08
    (vii) Reserve Account Draw for Class B Interest Payable                                                           $0.00
    (viii) Class B Interest Carryover Shortfall                                                                       $0.00
    (ix) Class B Principal Paid from Collection Account                                                          469,949.64
    (x) Reserve Account Draw for Class B Principal Payable                                                             0.00
    (xi) Class B Principal Carryover Shortfall                                                                         0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                          $42,941.09
    (ii)   Class C Interest Distributable Amount                                                                  42,941.09
    (iii)   Class C Monthly Principal Distributable Amount                                                       276,426.18
    (iv)   Class C Principal Distributable Amount                                                                276,426.18
                                                                                                             --------------

    (v) Total Distributable Amount (i+ii)                                                                       $319,367.27
    (vi) Class C Interest Paid from Collection Account                                                            42,941.09
    (vii) Reserve Account Draw for Class C Interest Payable                                                           $0.00
    (viii) Class C Interest Carryover Shortfall                                                                       $0.00
    (ix) Class C Principal Paid from Collection Account                                                          276,426.18
    (x) Reserve Account Draw for Class C Principal Payable                                                             0.00
    (xi) Class C Principal Carryover Shortfall                                                                         0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                        $2,554,315.37
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                                     0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                               $2,554,315.37

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                               $165,862.13
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                        0.00

CREDIT SUISSE FIRST BOSTON                             Exhibit 20         Page 3

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1998 through May 31, 1998


III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                              $128,576.91
(B) Amounts Applied to Payahead Account (C(B))                                                                      3,712.16
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                      0.00
                                                                                                              --------------
(D) Ending Period Balance                                                                                        $132,289.07

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                                 Begin. of Period             End of Period
                                                                                 ----------------             -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                      $72,057,819.88             $69,293,451.11
    (ii)   Total Pool Factor                                                            0.6550357                  0.6299064
    (iii)  Receivables Balance                                                      72,057,819.88              69,293,451.11
    (iv)   Prefunding Account Balance                                                        0.00                       0.00
    (v)    Class A Note Balance                                                    $47,952,834.67             $46,100,703.85
    (vi)   Class A Principal Factor                                                     0.6506226                  0.6254929
    (vii)  Class B Note Balance                                                    $12,167,292.51             $11,697,342.87
    (viii) Class B Principal Factor                                                     0.6506226                  0.6254929
    (ix)   Class C Note Balance                                                     $7,156,848.18              $6,880,422.00
    (viii) Class C Principal Factor                                                     0.6506226                  0.6254929
    (ix)   Class D Certificate Balance                                              $4,780,844.50              $4,614,982.37

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                     19.97%                     19.96%
    (ii)  Weighted Average Remaining Maturity (WAM)                                         44.30 months               43.37 months
    (iii) Remaining Number of Contracts                                                     6,923                      6,753



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                                $3,676,405.57

(B) Draw for Servicing Fee (II(I))                                                                                      0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                         0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                         0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                         0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                         0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                          0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                          0.00

(I) Overcollateralization Amount                                                                              $23,192,747.26
(J) Maximum Specified Reserve Balance                                                                           5,500,297.25
(K) Specified Reserve Account Balance                                                                           5,500,297.25

(L) Amount Available for Deposit to the RA                                                                        187,971.04
                                                                                                              --------------

(M) RA Balance Prior to Release                                                                                $3,864,376.61
(N) Specified Reserve Account Balance                                                                           5,500,297.25
(O) Reserve Account Release                                                                                             0.00

(P) Ending Reserve Account Balance                                                                             $3,864,376.61


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                                  $487,148.23
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                              $977,136.84
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                                 367,524.04
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                                 122,464.57
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                         10,447,944.63

(D) Delinquent and Repossessed Contracts
                                                                                      Contracts                    Amount
                                                                                      ---------                    ------

    (i)   30-59 Days Delinquent (C(G)i)                                                    235       3.48%     $2,416,957.62   3.49%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                     1       0.01%         20,045.39   0.03%
    (iii) 90 Days or More Delinquent (C(G)iii)                                               0       0.00%              0.00   0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                               130       1.91%      1,372,907.17   1.98%



CREDIT SUISSE FIRST BOSTON                             Exhibit 20         Page 4

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1998 through May 31, 1998


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceding Collection Period                                                                9.34%
    (ii)  Preceding Collection Period                                                                      10.03%
    (iii) Current Collection Period                                                                         8.11%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                               9.16%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More
    and Balance of Financed Vehicles Repossessed but not
    Charged off to the Outstanding Pool Balance as of Each
    Collection Period.
    (i)   Second Preceding Collection Period                                                                1.79%
    (ii)  Preceding Collection Period                                                                       1.91%
    (iii) Current Collection Period                                                                         1.98%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                               1.90%

(C) Cumulative Net Loss Ratio                                                                               9.50%

(D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                     3,360,764.92
(B) Servicing Fee Paid (II(H))                                                                        210,168.64
(C) Class A Interest Paid (II(M(vi)))                                                                 253,750.42
(D) Class B Interest Paid (II(N(vi)))                                                                  67,427.08
(E) Class C Interest Paid (II(O(vi)))                                                                  42,941.09
(F) Class A Principal Paid (II(M(ix)))                                                              1,852,130.82
(G) Class B Principal Paid (II(N(ix)))                                                                469,949.64
(H) Class C Principal Paid (II(O(ix)))                                                                276,426.18
(I) Reserve Account Deposit                                                                           187,971.04
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                 0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                               0.00
(L) Releases to Seller                                                                                      0.00

                          AFG Receivables Trust 1997-A       Exhibit 20   Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:      May 1, 1998 through May 31, 1998
Distribution Date:      06/15/98
Month:                  12

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant to Section 5.6 of the Sale and Servicing Agreement


                                                                                                          Per $1,000 of Outstanding
                                                                                                           Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                          -------------------------
(i)  Principal Distribution
          Class A Note  Amount                                                              1,852,130.82        38.6240111
          Class B Note  Amount                                                                469,949.64        38.6240112
          Class C Note  Amount                                                                276,426.18        38.6240111
          Certificates  Amount                                                                165,862.13        34.6930602


(ii)  Interest Distribution
          Class A Note  Amount                                                                253,750.42         5.2916667
          Class B Note  Amount                                                                 67,427.08         5.5416667
          Class C Note  Amount                                                                 42,941.09         6.0000001



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)           69,293,451.11


(iv)   Class A Notes Balance (end of Collection Period)                                    46,100,703.85
        Class A Pool Factor (end of Collection Period)                                         0.6254929
        Class B Notes Balance (end of Collection Period)                                   11,697,342.87
        Class B Pool Factor (end of Collection Period)                                         0.6254929
        Class C Notes Balance (end of Collection Period)                                    6,880,422.00
        Class C Pool Factor (end of Collection Period)                                         0.6254929
        Certificates Balance (end of Collection Period)                                     4,614,982.37



(v)  Basic Servicing Fee                                                                      210,168.64         2.9166667


(vi)   Aggregate Net Losses                                                                   487,148.23


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                            3,864,376.61
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                            5,500,297.25
        Draws on Reserve Account                                                                    0.00
        Deposits to Reserve Account                                                           187,971.04


(viii)  Class A Notes Interest Carryover Shortfall                                                  0.00         0.0000000
         Class B Notes Interest Carryover Shortfall                                                 0.00         0.0000000
         Class C Notes Interest Carryover Shortfall                                                 0.00         0.0000000
         Class A Notes Principal Carryover Shortfall                                                0.00         0.0000000
         Class B Notes Principal Carryover Shortfall                                                0.00         0.0000000
         Class C Notes Principal Carryover Shortfall                                                0.00         0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                    0.00


(x)  Delinquent Contracts
                                                                                  Number                          Balance
                                                                                 --------------------------------------------
           30-59 Days                                                                             235            2,416,957.62
           60-89 Days                                                                               1               20,045.39
           90 Days or More                                                                          0                    0.00